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                                                                    EXHIBIT 99.2

[AMERICAN HOMEPATIENT LOGO]                                  NEWS RELEASE


Contact:        Joseph F. Furlong          or           Stephen L. Clanton
                President and CEO                       Executive VP & CFO
                (615) 221-8884                          (615) 221-8884
                                                        PRIMARY CONTACT


FOR IMMEDIATE RELEASE

            AMERICAN HOMEPATIENT ANNOUNCES ANTICIPATED IMPACT OF 2006
         DISPENSING FEE FOR INHALATION DRUGS AND PROVIDES CLARIFICATION
        OF IMPACT OF U.S. SENATE'S PENDING BILL PROPOSING ELIMINATION OF
                             MEDICARE CAPPED RENTAL
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BRENTWOOD, Tenn. (November 3, 2005) - American HomePatient, Inc. (OTC: AHOM)
reported today the anticipated impact of the 2006 dispensing fee for inhalation drugs.

On November 2, 2005, the Centers for Medicare and Medicaid Services ("CMS") announced a reduction in the dispensing fee that Medicare will pay for inhalation drugs beginning January 1, 2006. For 2005, CMS had established a dispensing fee of $57.00 for a 30-day prescription and $80.00 for a 90-day prescription. For 2006, CMS has established a dispensing fee of $57.00 for a 30-day prescription for the first time a Medicare beneficiary uses inhalation drugs and a $33.00 fee for subsequent months. For a 90-day prescription, Medicare will pay a dispensing fee of $66.00. The Company estimates that the reduction in the dispensing fee for 2006 will reduce the Company's annual inhalation drug revenue by approximately $4.1 million.

As previously disclosed in the Company's press release and Form 10-Q issued on November 2, 2005, the United States Congress is currently considering legislation to reduce spending for entitlement programs over the next five years. In connection therewith, the Company disclosed that a pending Senate bill proposes to eliminate the Medicare capped rental payment methodology currently in place for certain items of durable medical equipment. Under current law, rental payments for these items are made for fifteen months at which time the rental payments stop. After the fifteen monthly rental payments are made, the Company receives a semi-annual maintenance fee equal to one month's rental payment and the Company continues to retain title to the equipment and continues to maintain the equipment after the fifteen months. Under the Senate's proposed provision, these items of durable medical equipment would be

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rented for thirteen months, at which time the rental payments would stop and title to the equipment would be transferred to the beneficiary. Additionally, the semi-annual maintenance payment would no longer be paid and the Company's responsibility to maintain the equipment would be eliminated. The Company disclosed that the full annual impact to the Company's revenue if this provision is enacted into law would be a reduction of $5.8 million. As a clarification to the Company's previous disclosure, the pending proposal to eliminate the provisions of capped rental would apply to items for which the first rental month occurs on or after January 1, 2006. Therefore, if this provision were to be enacted without modification, there would be no impact to the Company's 2006 revenue and the annual impact of $5.8 million would likely build over a period of several years.

American HomePatient, Inc. is one of the nation's largest home health care providers with 265 centers in 34 states. Its product and service offerings include respiratory services, infusion therapy, parenteral and enteral nutrition, and medical equipment for patients in their home. American HomePatient, Inc.'s common stock is currently traded in the over-the-counter market or, on application by broker-dealers, in the NASD's Electronic Bulletin Board under the symbol AHOM or AHOM.OB.


Certain statements made in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company's actual results or performance to materially differ from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks and uncertainties, including, without limitation, risks and uncertainties regarding current and future reimbursement rates, as well as reimbursement reductions and the Company's ability to mitigate the impact of the reductions. These risks and uncertainties are in addition to risks, uncertainties, and other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company cautions investors that any forward-looking statements made by the Company are not necessarily indicative of future performance. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.